EXHIBIT 99

Section 2: EX-99 (PRESS RELEASE)

FOR RELEASE 8:30 a.m. August 6, 2008

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES EARNINGS

BUCHANAN, VIRGINIA. August 6, 2008 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending June 30, 2008. Net income for the second quarter amounted to $566,890. This amount compares to $860,361 for the same period last year, representing a decrease of $293,471 or 34.11%. Both basic and diluted earnings per share decreased $0.23 from $0.69 at June 30, 2007 to $0.46 at June 30, 2008.

Net income for the first six months of 2008 amounted to $1,237,694, as compared to $1,724,301 for the same six month period of 2007, a decrease of $486,607, or 28.22%. Basic earnings per share decreased $0.39 from $1.39 at June 30, 2007 to $1.00 at June 30, 2008. Diluted earnings per share decreased $0.39 from $1.38 at June 30, 2007 to $0.99 at June 30, 2008.

At June 30, 2008 total assets amounted to $288,245,332, total deposits were $258,927,672, net loans were $241,391,720 and total stockholders’ equity was $27,029,742.

On July 23, 2008, the Board of Directors of Botetourt Bankshares, Inc., the holding company for Buchanan, VA-based Bank of Botetourt, declared a quarterly dividend payment to $0.21 per share. The cash dividend is payable August 10, 2008 to stockholders of record on July 23, 2008.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., “Our Company’s earnings remain below our expectations due to continued stress on the bank’s net interest margin as well as due to the general decline in the economy. While the financial services industry is currently facing many challenges, Botetourt Bankshares, Inc. continues to be profitable, financially strong and well capitalized, as we have been for 109 years.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates ten full service offices in Botetourt, Rockbridge, Roanoke, and Franklin counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

June 30, 2008 and December 31, 2007

	(Unaudited) June 30, 2008	(Audited) December 31, 2007
Assets
Cash and due from banks	$9,723,208	$7,680,230
Interest-bearing deposits with banks	191,280	219,756
Federal funds sold	1,209,000	—
Investment securities available for sale	19,450,122	20,659,344
Investment securities held to maturity (fair value approximates $1,237,164 at June 30, 2008 and $1,349,603 at December 31, 2007)	1,250,000	1,350,000
Restricted equity securities	550,900	505,500
Loans, net of allowance for loan losses of $2,395,735 at June 30, 2008 and $2,291,617 at December 31, 2007	241,391,720	235,388,641
Property and equipment, net	8,346,202	8,195,018
Accrued income	1,462,407	1,629,754
Foreclosed assets	1,934,766	1,475,000
Other assets	2,735,727	2,528,324

Total assets	$288,245,332	$279,631,567

Liabilities and stockholders’ equity

Liabilities
Noninterest-bearing deposits	$34,786,258	$32,442,608
Interest-bearing deposits	224,141,414	215,663,359

Total deposits	258,927,672	248,105,967
Federal funds purchased	—	2,134,000
Accrued interest payable	1,431,645	1,400,970
Other liabilities	856,273	1,539,240

Total liabilities	261,215,590	253,180,177

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value, 2,500,000 shares authorized, 1,244,925 issued and outstanding at June 30, 2008 and 1,243,300 issued and outstanding at December 31, 2007	1,244,925	1,243,300
Additional paid-in capital	1,610,334	1,577,284
Retained earnings	24,625,064	23,909,897
Accumulated other comprehensive loss	(450,581)	(279,091)

Total stockholders' equity	27,029,742	26,451,390

Total liabilities and stockholders' equity	$288,245,332	$279,631,567

Botetourt Bankshares, Inc.

Consolidated Statements of Income

For the Six and Three Months Ended June 30, 2008 and 2007 (unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2008	2007	2008	2007
Interest income
Loans and fees on loans	$8,527,795	$8,667,243	$4,187,623	$4,378,123
Federal funds sold	43,811	150,312	23,867	123,732
Investment securities:
Taxable	232,386	319,443	117,435	152,929
Exempt from federal income tax	172,567	177,342	85,514	88,546
Dividend income	22,309	23,415	10,010	11,623
Deposits with banks	3,270	4,702	1,142	2,529

Total interest income	9,002,138	9,342,457	4,425,591	4,757,482

Interest expense
Deposits	4,032,281	3,846,983	1,978,741	1,993,579
Federal funds purchased	18,782	7,224	386	—

Total interest expense	4,051,063	3,854,207	1,979,127	1,993,579

Net interest income	4,951,075	5,488,250	2,446,464	2,763,903
Provision for loan losses	145,000	150,000	100,000	75,000

Net interest income after provision for loan losses	4,806,075	5,338,250	2,346,464	2,688,903

Noninterest income
Service charges on deposit accounts	294,278	331,911	154,825	177,445
Mortgage origination fees	108,931	122,049	34,014	55,428
Other income	413,866	409,602	189,451	213,184

Total noninterest income	817,075	863,562	378,290	446,057

Noninterest expense
Salaries and employee benefits	2,072,323	2,156,339	996,682	1,076,057
Occupancy and equipment expense	513,901	452,708	259,339	238,188
Other expense	1,254,633	1,097,503	655,471	563,912

Total noninterest expense	3,840,857	3,706,550	1,911,492	1,878,157

Income before income taxes	1,782,293	2,495,262	813,262	1,256,803
Income tax expense	544,599	770,961	246,372	396,442

Net income	$1,237,694	$1,724,301	$566,890	$860,361

Basic earnings per share	$1.00	$1.39	$0.46	$0.69

Diluted earnings per share	$0.99	$1.38	$0.46	$0.69

Dividends declared per share	$0.42	$0.40	$0.21	$0.20

Basic weighted average shares outstanding	1,244,336	1,242,461	1,244,925	1,242,850

Diluted average shares outstanding	1,245,779	1,245,735	1,246,257	1,246,181